EXHIBIT (17)(f)


PROXY CARD                                                            PROXY CARD

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                               Bond IMMDEXTM Fund

                         SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 6, 2003

         This proxy is solicited on behalf of the Board of Directors. The undersigned revoke(s) all previous proxies and appoint(s) ____________________, _____________________or __________________ or any one of them, attorneys, with full power of substitution, to vote all shares of Bond IMMDEX(TM) Fund, a series of First American Investment Funds, Inc. ("FAIF"), which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of FAIF at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on Thursday, March 6, 2003 at 10:00 a.m. Central time, and at any adjournments or postponements thereof.

         I (we) acknowledge receipt of the Notice of Special Meeting of Shareholders, the Prospectus/Proxy Statement and the various accompanying materials, as referenced in the Prospectus/Proxy Statement relating to the proposed reorganization of Bond IMMDEX(TM) Fund into Fixed Income Fund, a separate series of FAIF.

         PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE VIA FAX, THE INTERNET OR TELEPHONE, AS INDICATED BELOW.

               VOTE VIA FACSIMILE: _________________________________
               VOTE VIA THE INTERNET: ______________________________
               VOTE VIA THE TELEPHONE: 1-800-__________

               _____________________________________________________
               CONTROL NUMBER: __________________
               _____________________________________________________


         NOTE: Please sign your name exactly as it appears in the registration on the proxy card. If signing for an estate, trust or corporation, please state your title or capacity. If joint owners, EITHER may sign.


                       _____________________________________________
                       Signature and Title, if applicable

                       _____________________________________________
                                        Date

TO VOTE, MARK ONE OF THE BLOCKS BELOW IN BLUE OR BLACK INK. Example: [ X ] IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. As to any other matter, said attorneys will vote in accordance with their best judgment. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.


1. To approve a Plan of Reorganization and Termination adopted by FAIF insofar as it provides for (a) the acquisition of all the assets of Bond IMMDEX(TM) Fund, a separate series of FAIF, by Fixed Income Fund, another separate series of FAIF, in exchange solely for shares of Fixed Income Fund and Fixed Income Fund's assumption of all the liabilities of Bond IMMDEX(TM) Fund, followed by (b) the distribution of those Fixed Income Fund shares to Bond IMMDEX(TM) Fund's shareholders in liquidation of Bond IMMDEX(TM) Fund and (c) Bond IMMDEX(TM) Fund's subsequent termination. A vote in favor of the Plan of Reorganization and Termination will be considered a vote in favor of an amendment to FAIF's Amended and Restated Articles of Incorporation effecting the foregoing transactions.


         FOR                       AGAINST                      ABSTAIN
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